                                                                     Exhibit 5.1

                                              August 23, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                        Re:  United Capital Corp.
                             Registration Statement on Form S-8
Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-8 dated
August 23, 2002 (the  "Registration  Statement"),  filed with the Securities and
Exchange  Commission  by United  Capital  Corp.,  a  Delaware  corporation  (the
"Company").  The Registration Statement relates to 500,000 shares (the "Shares")
of common stock, par value $.10 per share (the "Common Stock").  The Shares will be issued and sold by the Company in accordance with the Company's Incentive and
Non-Qualified Stock Option Plan (the "Plan").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders of the Company, the Plan and such other documents,  instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

August 23, 2002

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the Plan will be duly and validly issued, fully paid and non-assessable.

                                    Very truly yours,

                                    /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG
                                         & WOLOSKY LLP